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[PRINCETON LOGO]


                                                                    EXHIBIT 99.1

             PRINCETON NATIONAL BANCORP, INC. SURPASSES 4TH QUARTER
                    2004 RESULTS AND INCREASES DIVIDEND 4.8%


PRINCETON, Illinois - April 26, 2005 - Princeton National Bancorp, Inc. (NASDAQ:
PNBC)

President Tony J. Sorcic announced today, "Princeton National Bancorp, Inc. generated net income of $1,708,000 for the first quarter of 2005, compared to $1,689,000 in the fourth quarter of 2004 and $1,641,000 in the first quarter of 2004. Basic earnings per share also increased to $.56 and diluted earnings per share increased to $.55. This represents an increase of 5.7% and 5.8%, respectively, from the first quarter of 2004. Return on equity of 13.24% compares favorably to 12.95% for the quarter ended March 31, 2004."

Sorcic continued, "Total assets at quarter-end reached a record high of $661,327,000, a .9% increase over the December 31, 2004 figure and an 8.2% increase over March 31, 2004. Loans, net of unearned interest, as of March 31, 2005 increased 8.6% to $423,189,000 as compared to March 31, 2004. Contributing to these results was an increase of $14.5 million in commercial loans and a $20.0 million increase in real estate loans. The ratio of non-performing loans to total loans was .47% at March 31, 2005 compared to the March 31, 2004 level of .28%. Total deposits ended the first quarter at $579,157,000, an increase of 7.6% as compared to March 31, 2004. This increase in deposits was primarily in certificates of deposit and money market accounts. "

Sorcic concluded, "Net interest income of $5,375,000 represents a 2.0% increase over the fourth quarter of 2004 and a 7.3% increase over the first quarter of 2004. The Company's net interest margin improved to 3.94%, an increase from 3.86% in the fourth quarter of 2004 and 3.90% in the first quarter of 2004. The loan growth and seven increases in the prime rate over the last twelve months have positively impacted the net interest margin. The Company has $26.8 million in loans in its Commercial Banking pipeline. We believe these loans will have a positive impact on the net interest margin, if they are added to the loan portfolio, as well as the additional interest rate increases which are projected for 2005."

In comparing the first quarter of 2005 to the first quarter of 2004, total other income declined $164,000 or 8.0% to $1,875,000 from $2,039,000. This is the result of a decrease in the amount of gains recorded from the sales of securities available for sale from $182,000 for the first three months of 2004 to $20,000 for the first three months of 2005. Partially offsetting these decreases were increases in trust & farm management fees of $51,000 and other operating income of $16,000.

The Board of Directors of Princeton National Bancorp, Inc. voted to increase the dividend 4.8% to $.22 per share payable May 25, 2005 to those shareholders of record as of May 6, 2005. This is the ninth increase in the dividend in the last twelve quarters

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and the Company's 81st consecutive dividend. The stock price reached a high of
$30.99 during the first quarter and closed at $30.00 on March 31, 2005.

During the first quarter, the Company repurchased 35,100 shares of common stock at an average price of $30.62. The Company will continue to repurchase shares in the open market or in private transactions to complete the 100,000 Share Repurchase Program which was announced in January of 2005. Purchases will be dependent upon market conditions and the availability of shares. Since 1997, the Company has repurchased 1,169,371 shares of common stock through stock repurchase programs. Princeton National Bancorp, Inc. announced the acquisition of Somonauk FSB Bancorp, Inc. on February 22, 2005. The registration statement on Form S-4 for the acquisition will be filed with the SEC, the appropriate regulatory approvals have been applied for and it is anticipated the closing will take place on or about July 31, 2005. This acquisition will increase the level of resources available to provide opportunities for expanded services, as well as the convenience of additional locations. Somonauk has offices in Somonauk, Newark, Millbrook, Sandwich and Plano (under construction). The Somonauk locations are a perfect fit with Princeton's locations. Both Somonauk and Princeton are high-performing banks, have experienced management teams with successful track records, and the demographics of the customer bases are very similar.

The Company is finalizing the construction plans for the facility in Aurora, Illinois. Construction of the facility should begin in the next sixty days, with the facility opening in winter of 2005/2006. The Aurora area is growing rapidly and Princeton National Bancorp, Inc. is very excited about opportunities in this market area.

The Company has community-banking locations throughout northern Illinois, five of which are in high-growth markets and two additional locations (Aurora and Elburn) which will also be built in high-growth markets. Communities served include: Huntley, Hampshire, Minooka, Sandwich, Genoa, Peru, Princeton, Henry, Oglesby, Spring Valley and DePue. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses and public entities.

Detailed financial information is attached as part of this press release.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.



Inquiries should be directed to:        Lou Ann Birkey, Vice President -
                                        Investor  Relations,
                                        Princeton National Bancorp, Inc.
                                        (815) 875-4444,
                                        E-Mail address: pnbc@citizens1st.com


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                                [PRINCETON LOGO]


                           CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)                     March 31,
                                                                2005         December 31,
                                                             (unaudited)        2004
                                                              ---------      ------------
ASSETS

Cash and due from banks                                       $  11,023       $  14,025
Interest-bearing deposits with financial institutions                57              65

Federal funds sold                                                    0               0
                                                              ---------       ---------
  Total cash and cash equivalents                                11,080          14,090

Loans held for sale, at lower of cost or market                   2,176           1,301

Investment securities available-for-sale, at fair value         169,248         175,129

Investment securities held-to-maturity, at amortized cost        14,342          13,680
                                                              ---------       ---------
  Total investment securities                                   183,590         188,809

Loans, net of unearned interest                                 423,189         410,044
Allowance for loan losses                                        (2,513)         (2,524)
                                                              ---------       ---------
  Net loans                                                     420,676         407,520

Premises and equipment, net                                      18,037          17,924
Bank-owned life insurance                                        16,148          15,870
Interest receivable                                               4,244           5,000
Goodwill, net of accumulated amortization                         1,355           1,355
Intangible assets, net of accumulated amortization                1,421           1,317

Other real estate owned                                               0               0
Other assets                                                      2,600           2,552
                                                              ---------       ---------

TOTAL ASSETS                                                  $ 661,327       $ 655,738
                                                              =========       =========


LIABILITIES

Demand deposits                                               $  72,744       $  75,015
Interest-bearing demand deposits                                187,934         191,271
Savings deposits                                                 61,615          58,675
Time deposits                                                   256,864         248,600
                                                              ---------       ---------
  Total deposits                                                579,157         573,561

Customer repurchase agreements                                   13,328          16,870
Advances from the Federal Home Loan Bank                          5,000           5,000
Interest-bearing demand notes issued to the
  U.S. Treasury                                                   1,446           1,765
Federal funds purchased                                           6,100           1,000
Note payable                                                        841             900
                                                              ---------       ---------
  Total borrowings                                               26,715          25,535

Other liabilities                                                 3,816           4,273
                                                              ---------       ---------
  Total liabilities                                             609,688         603,369
                                                              ---------       ---------

STOCKHOLDERS' EQUITY

Common stock                                                     20,699          20,699
Surplus                                                           8,138           7,810
Retained earnings                                                43,009          42,156
Accumulated other comprehensive income (loss), net of tax          (161)            951

Less: Treasury stock                                            (20,046)        (19,247)
                                                              ---------       ---------
  Total stockholders' equity                                     51,639          52,369
                                                              ---------       ---------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $ 661,327       $ 655,738
                                                              =========       =========

CAPITAL STATISTICS (UNAUDITED)

YTD average equity to average assets                               7.96%           8.24%
Tier 1 leverage capital ratio                                      7.51%           7.62%
Tier 1 risk-based capital ratio                                   10.64%          10.94%



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                                [PRINCETON LOGO]


CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except share data)

                                                             THREE MONTHS   THREE MONTHS
                                                                 ENDED           ENDED
                                                            March 31, 2005  March 31, 2004
                                                            --------------  --------------

INTEREST INCOME
Interest and fees on loans                                    $    6,291      $    5,711
Interest and dividends on investment securities                    1,705           1,529
Interest on federal funds sold                                         1               2
Interest on interest-bearing time deposits in other banks              1               2
                                                              ----------      ----------
  Total Interest Income                                            7,998           7,244
                                                              ----------      ----------

INTEREST EXPENSE

Interest on deposits                                               2,441           2,139
Interest on borrowings                                               182              96
                                                              ----------      ----------
  Total Interest Expense                                           2,623           2,235
                                                              ----------      ----------

NET INTEREST INCOME                                                5,375           5,009
Provision for loan losses                                              0             100
                                                              ----------      ----------

NET INTEREST INCOME AFTER PROVISION                                5,375           4,909
                                                              ----------      ----------

NON-INTEREST INCOME
Trust & farm management fees                                         397             346
Service charges on deposit accounts                                  708             743
Other service charges                                                262             259
Gain on sales of securities available-for-sale                        20             182
Brokerage fee income                                                 160             178
Mortgage banking income                                              131             148
Bank-owned life insurance                                            139             141
Other operating income                                                58              42
                                                              ----------      ----------
  Total Non-Interest Income                                        1,875           2,039
                                                              ----------      ----------

NON-INTEREST EXPENSE
Salaries and employee benefits                                     2,954           2,692
Occupancy                                                            342             338
Equipment expense                                                    465             410
Federal insurance assessments                                         58              63
Intangible assets amortization                                        52              52
Data processing                                                      194             172
Advertising                                                          156             147
Other operating expense                                              776             910
                                                              ----------      ----------
  Total Non-Interest Expense                                       4,997           4,784
                                                              ----------      ----------

INCOME BEFORE INCOME TAXES                                         2,253           2,164
Income tax expense                                                   545             523
                                                              ----------      ----------

NET INCOME                                                    $    1,708      $    1,641
                                                              ==========      ==========



NET INCOME PER SHARE:
  BASIC                                                       $     0.56      $     0.53
  DILUTED                                                     $     0.55      $     0.52

Basic weighted average shares outstanding                      3,055,021       3,119,404
Diluted weighted average shares outstanding                    3,081,018       3,170,115


PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                            1.06%           1.09%
Return on average equity                                           13.24%          12.95%
Net interest margin (tax-equivalent)                                3.94%           3.90%
Efficiency ratio (tax-equivalent)                                  65.24%          64.53%